                                                                     EXHIBIT 5.1

                       [Hogan & Hartson L.L.P. Letterhead]

                                  May 11, 2000

Board of Trustees
Equity Office Properties Trust
EOP Operating Limited Partnership
Two North Riverside Plaza
Suite 2100
Chicago, Illinois  60606

Ladies and Gentlemen:

         We are acting as counsel to Equity Office Properties Trust, a Maryland real estate investment trust (the "Company"), and EOP Operating Limited Partnership, a Delaware limited partnership, of which the Company is the sole general partner (the "Partnership"), in connection with their registration statement on Form S-4, as amended (the "Registration Statement"), filed with the Securities and Exchange Commission relating to the proposed public offering of up to: (a) 13,467,154 common shares of beneficial interest, $.01 par value per share, all of which shares (the "Shares") may issued by the Company as described in the Registration Statement; and (b) 13,467,154 class A units of limited partnership interest, all of which units (the "Units") may be issued by the Partnership as described in the Registration Statement. This opinion letter is furnished to you at your request to enable you to fulfill the requirements of
Item 601(b)(5) of Regulation S-K, 17 C.F.R. Section 229.601(b)(5), in connection with the Registration Statement.

         For purposes of this opinion letter, we have examined copies of the following documents:

         1.       An executed copy of the Registration Statement.

         2. Agreement and Plan of Merger dated as of February 11, 2000 by and among the Company, the Partnership, Cornerstone Properties Inc. and Cornerstone Properties Limited Partnership, as amended on May 11, 2000 by the First Amendment of Agreement and Plan of Merger (as so amended, the "Merger Agreement").

Board of Trustees
Equity Office Properties Trust
EOP Operating Limited Partnership
May 11, 2000
Page 2


         3. The Declaration of Trust of the Company, as amended, as certified by the Secretary of the Company on the date hereof as being complete, accurate, and in effect (the "Declaration of Trust").

         4. The Bylaws of the Company, as amended, as certified by the Secretary of the Company on the date hereof as being complete, accurate, and in effect.

         5. The First Amended and Restated Agreement of Limited Partnership of the Partnership and the Certificate of Limited Partnership of the Partnership, each as certified by the Secretary of the Company, as general partner of the Partnership, on the date hereof as then being complete, accurate and in effect.

         6. Resolutions of the Board of Trustees of the Company adopted at meetings held on February 10, 2000 and May 4, 2000, and resolutions of the Executive Committee of the Board of Trustees of the Company, adopted at a meeting held on February 11, 2000 and by unanimous written consent dated May 2, 2000, in each case as certified by the Secretary of the Company on the date hereof as being complete, accurate, and in effect, relating to the issuance and sale of the Shares and the Units and arrangements in connection therewith.

         In our examination of the aforesaid documents, we have assumed the genuineness of all signatures, the legal capacity of all natural persons, the accuracy and completeness of all documents submitted to us, the authenticity of all original documents, and the conformity to authentic original documents of all documents submitted to us as copies (including telecopies). We also have assumed that the Shares will not be issued in violation of the ownership limit contained in the Company's Declaration of Trust. This opinion letter is given, and all statements herein are made, in the context of the foregoing.

         With respect to the Shares, this opinion letter is based as to matters of law solely on Title 8 of the Corporations and Associations Article of the Annotated Code of Maryland, as amended (the "Maryland REIT Statute"). With respect to the Units, this opinion letter is based as to matters of law solely on the Delaware Revised Uniform Limited Partnership Act. We express no opinion

Board of Trustees
Equity Office Properties Trust
EOP Operating Limited Partnership
May 11, 2000
Page 3


herein as to any other laws, statutes, ordinances, rules, or regulations. As used herein, the terms "Title 8 of the Corporations and Associations Article of the Annotated Code of Maryland, as amended" and "Delaware Revised Uniform Limited Partnership Act" include the statutory provisions contained therein, all applicable provisions of the Maryland and Delaware Constitutions, as applicable, and reported judicial decisions interpreting these laws.

         Based upon, subject to and limited by the foregoing, we are of the opinion that:

         (a) following effectiveness of the Registration Statement, effectiveness of the partnership merger (as described in the Registration Statement) under Delaware law and issuance of the Units in accordance with the terms of the Merger Agreement, the Units will be validly issued, fully paid, and nonassessable; and

         (b) following effectiveness of the Registration Statement , effectiveness of the partnership merger (as described in the Registration Statement) under Delaware law and the merger (as described in the Registration Statement) under Maryland and Nevada law, as applicable, and issuance of the Shares in accordance with the terms of the Merger Agreement, the Shares will be validly issued, fully paid, and nonassessable.

         This opinion letter has been prepared for your use in connection with the Registration Statement and speaks as of the date hereof. We assume no obligation to advise you of any changes in the foregoing subsequent to the delivery of this opinion letter.

         We hereby consent to the filing of this opinion letter as Exhibit 5.1 to the Registration Statement and to the reference to this firm under the caption "Legal Matters" in the prospectus constituting a part of the Registration Statement. In giving this consent, we do not thereby admit that we are an "expert" within the meaning of the Securities Act of 1933, as amended.

                                              Very truly yours,


                                             /s/ HOGAN & HARTSON L.L.P

                                              HOGAN & HARTSON L.L.P.